SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 4, 2010, by and among China Gerui Advanced Materials Group Limited, a British Virgin Islands company (the “Company”), and the investors identified on the signature pages hereto and listed on Schedule I attached hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and in reliance upon the applicable exemptions from securities registration under the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement; and

WHEREAS, contemporaneous with the sale and purchase of the certain securities the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A, pursuant to which the Company will agree to provide to the Investors certain registration rights under the Securities Act.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.
DEFINITIONS

1.1.         Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Business Day” means any day except Saturday, Sunday and any day on which on which banking institutions in the State of New York or the PRC are authorized or required by law or other governmental action to close.

“BVI Counsel” means Conyers Dill & Pearman.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Article II.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Commission” means the Securities and Exchange Commission.

“Company Counsel” means Pillsbury Winthrop Shaw Pittman LLP.

“Company Deliverables” has the meaning set forth in Section 2.3(a).

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Evaluation Date” has the meaning set forth in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles.

“Intellectual Property Rights” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; and (iv) registrations, applications and renewals for any of the foregoing.

“Investor Deliverables” has the meaning set forth in Section 2.3(b).

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Ordinary Shares” means the shares of the Company without par value and any securities into which such shares may hereafter be reclassified.

“Outside Anti-Dilution Date” means the earlier of (i) the fifteenth (15th) calendar day following the Effective Date of the registration of the Shares under the Registration Rights Agreement or (ii) the one hundred twentieth (120th) calendar day following the date of this Agreement.

“Outside Date” means the twentieth (20th) calendar day following the date of this Agreement; provided, that if such day should fall on a day that is not a Business Day, the Outside Date shall be deemed the next day that is a Business Day.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agents” means Maxim Group LLC and Rodman and Renshaw, LLC.

“PRC” means the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

“PRC Counsel” means Jingtian & Gongcheng.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means, with respect to each Investor, the Purchase Price indicated on such Investor’s signature page to this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit A hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the Ordinary Shares of the Company issued or issuable to the Investors pursuant to this Agreement.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means, as to the Company, any “subsidiary” as defined in Rule 1-02(x) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Ordinary Shares are traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Ordinary Shares are not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Ordinary Shares are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Ordinary Shares are not quoted on any Trading Market, a day on which the Ordinary Shares are quoted in the over-the-counter market as reported by the Pink OTC Markets Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Ordinary Shares are not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Ordinary Shares are listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Co., or any successor transfer agent for the Company.

“Transfer Agent Instructions” means, with respect to the Company, the transfer agent instructions letter, in the form of Exhibit B, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“US Counsel” means Pillsbury Winthrop Shaw Pittman LLP.

ARTICLE 2.
PURCHASE AND SALE

2.1.         Purchase of Shares.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares in the respective amounts set forth below the Investors’ names on the signature pages hereto for the Purchase Price.

2.2.         Closing.  The Closing shall take place at the offices of Pillsbury Winthrop Shaw Pittman LLP, 2300 N Street, NW, Washington, D.C. 20037 on the Closing Date or at such other location and on such other date as the parties may mutually agree.

2.3.         Closing Deliveries.

(a)           At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i)           a certificate representing the number of Shares set forth below such Investor’s name on the signature pages hereto, registered in the name of such Investor against payment of such Investor’s Purchase Price in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company;

(ii)          the agreements specified in Section 5.1(f), duly signed by the Company;

(iii)         a legal opinion of US Counsel of the Company in the form of Exhibit C, executed by such counsel and delivered to the Investors;

(iv)        a legal opinion of BVI Counsel of the Company substantially in the form of Exhibit D, executed by such counsel and delivered to the Investors;

(v)         a legal opinion of PRC Counsel of the Company in the form of Exhibit E, executed by such counsel and delivered to the Investors;

(vi)        approval by each applicable Trading Market of an additional shares listing application covering all of the Registrable Securities;

(vii)       a certificate, executed on behalf of the Company by its chief executive officer or its chief financial officer, dated as of the Closing Date, certifying the fulfillment of the condition specified in Section 5.1(b); and

(viii)      a certificate, executed on behalf of the Company by its director, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by the Transaction Documents, certifying the current versions of the Memorandum of Association and Articles of Association of the Company and certifying as to the signatures and authority of Persons signing the Transaction Documents and related documents on behalf of the Company.

(b)           By the Closing, each Investor shall deliver or cause to be delivered to the Company the following:

(i)           the Purchase Price for the Shares in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

(ii)          the agreements specified in Section 5.2(d), each duly signed by such Investor (collectively, the “Investor Deliverables”).

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1.         Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to each of the Investors and the Placement Agents as of the date hereof and the Closing Date:

(a)           Subsidiaries.  The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. The Company owns, directly or indirectly, all of the shares or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)           Organization and Qualification.  The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. To the Company’s best knowledge, no Proceeding has been instituted in any jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail, such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or any Subsidiary in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents as in effect on the date hereof, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding contained in the SEC Reports to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States or PRC court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4 hereof, (v) if, at the Closing, the Company’s securities are listed on The NASDAQ Stock Market LLC, the filing with NASDAQ of an applicable additional shares listing application relating to the Shares issuable hereunder, and (vi) those that have been made or obtained prior to the date of this Agreement.

(f)            Issuance of the Shares.  The Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens and will not be subject to preemptive or similar rights of shareholders (other than those imposed by the Investors).  The Company has reserved from its duly authorized share capital the Ordinary Shares issuable pursuant to this Agreement in order to issue the Shares.

(g)           Capitalization.  The number of shares and type of all authorized, issued and outstanding shares of the Company, all Ordinary Shares reserved for issuance under the Company’s various option and incentive plans and all shares of the Company issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of the Company, is specified in the SEC Reports.  All of the issued and outstanding shares of the Company have been duly authorized and validly issued and are fully paid, non-assessable. Except as specified in the SEC Reports, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents or with respect to any securities of the Company.  Except as specified in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the Company, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of the Company, or securities or rights convertible or exchangeable into shares of the Company.  Except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issue and sale of the Shares will not, immediately or with the passage of time, obligate the Company to issue Ordinary Shares or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h)           SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(i)            Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any liabilities (direct, indirect, contingent, or otherwise) other than those incurred in the ordinary course of business consistent with past practice, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any of its shares, (v) neither the Company nor any Subsidiary has waived any material right or material debt owed to it, (vi) neither the Company nor any Subsidiary has changed or amended its certificate or articles of incorporation, bylaws or other organizational or charter documents, or change any material contract or arrangement by which the Company or Subsidiary is bound or to which its assets or properties is subject, (vii) the Company has not issued any equity securities to any officer, director or Affiliate of the Company or any of its Subsidiaries, except pursuant to existing Company stock option plans or stock option agreements as disclosed in the Company’s SEC Reports, and (viii) neither the Company nor any Subsidiary has entered into any transaction other than in the ordinary course of business. The Company does not have pending before the Commission any request for confidential treatment of information.  The Company has not taken any steps to seek protection pursuant to PRC bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below).  For purposes of this Section 3.1(i), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 3.1(cc)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(j)            Litigation.  There is no pending or, to the knowledge of the Company, threatened Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)           Labor Relations.  Neither the Company nor any Subsidiary is a party to any collective bargaining agreement. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary.  To the knowledge of the Company or any such Subsidiary, no executive officer of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiary to any liability with respect to any of the foregoing matters.

(l)            Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument contained in the SEC Reports to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(m)          Regulatory Permits.  The Company and the Subsidiaries possess all certificates, approvals, authorizations and permits issued by the appropriate United States federal, state, local, PRC national, provincial or local, and other foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, all of which are valid and in full force and effect, except where the failure to possess such certificates, approvals, authorizations and permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company and the Subsidiaries have performed in all material respects all of their obligations with respect to such certificates, approvals, authorizations and permits and no event has occurred that allows, or after notice or lapse of time, would allow, revocation or termination thereof, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificates, approvals, authorizations and permits.

(n)           Title to Assets.  The Company and the Subsidiaries have valid land use rights for all real property that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(o)           Patents and Trademarks.  The Company and its Subsidiaries own, or possess adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (the “Intellectual Property Rights”) necessary to conduct their respective businesses now conducted.  Except as set forth in the SEC Reports, all such Intellectual Property Rights are valid and enforceable, there is no existing infringement by another Person of any of the Intellectual Property Rights and no Intellectual Property Rights are involved in any cancellation, dispute or Action and, to the knowledge of the Company and the Subsidiaries, no such Action is threatened.  Neither the Company nor any of its Subsidiaries has received a written or oral notice that the Intellectual Property Rights used by any of them violates or infringes upon the rights of any Person.

(p)           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(q)           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(r)           Internal Accounting Controls.  The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 20-F is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”).  The Company presented in its most recently filed Form 20-F the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls. The books, records and accounts of the Company accurately and fairly reflect the transactions in, and dispositions of, the assets of, and the results of operations of, the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

(s)           Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.  The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement.

(t)            Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b)-(e), the offer and sale of the Shares by the Company to the Investors under the Transaction Documents is exempt from the registration requirements of the Securities Act.  The Company is eligible to register its Ordinary Shares for resale by the Investors under Form F-1 promulgated under the Securities Act.  Except as set forth in the SEC Reports, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to require the Company to register any securities of the Company registered under the Securities Act that have not been satisfied.  Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market.

(u)           Listing and Maintenance Requirements.  Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Ordinary Shares on the Trading Market on which the Ordinary Shares are currently listed or quoted.  The issuance and sale of the Shares under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Ordinary Shares are currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Shares contemplated by Transaction Documents.

(v)           Investment Company.  The Company is not, and is not an Affiliate of, and after giving effect to the offer and sale of the Shares will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w)          No Additional Agreements.  The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(x)           Tax Matters. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it, except as would not have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company.  All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or, to the Company’s knowledge, threatened against the Company or any of its assets or property, other than Permitted Liens.  There are no tax audits or investigations pending, which if adversely determined would result in a Material Adverse Effect. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other Person.  The Company does not have any deferred compensation arrangements and has not paid or is not required to pay any deferred compensation that would be subject to Section 409A of the Internal Revenue Code.

(y)           General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

(z)           Additional PRC Representations and Warranties.

(i)           All material consents, approvals, authorizations or licenses required under PRC law for the due and proper establishment and operation of the Company and the Subsidiaries have been duly obtained from the relevant PRC governmental authorities and are in full force and effect.

(ii)          The Company and the Subsidiaries have conducted their respective business activities within their permitted scope of business or have otherwise operated their respective businesses in compliance with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC governmental authorities other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.  As to licenses, approvals and government grants and concessions requisite or material for the conduct of any part of the Company or any Subsidiaries’ business which is subject to periodic renewal, neither the Company nor such Subsidiary has any knowledge of any grounds on which such requisite renewals will not be granted by the relevant PRC governmental authorities.

(aa)         Disclosure.  Except for any information provided to an Investor pursuant to a specific due diligence request by such Investor to receive material nonpublic information, the Company confirms that neither it nor any officers, directors or Affiliates, has provided any of the Investors (other than Excluded Investors) or their agents or counsel with any information that constitutes or might constitute material, nonpublic information (other than the existence and terms of the issuance of Securities, as contemplated by this Agreement).  The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company (other than Excluded Investors).  All disclosure provided by the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  To the Company’s knowledge, except for the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that no Investor (other than Excluded Investors) makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

(bb)        Foreign Corrupt Practices.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(cc)         Indebtedness.  Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(dd)        PRC Environmental Laws.  Except as set forth on Schedule III hereto, the Company and its Subsidiaries (i) are in compliance in all material respects with any and all PRC Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable PRC Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “PRC Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

3.2.         Representations and Warranties of the Investors.  Each Investor hereby, severally and not jointly, represents and warrants to the Company as of the date hereof and the Closing Date:

(a)           Organization; Authority.  Such Investor, (i) if an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority and, (ii) if an individual, has full capacity to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor.  Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)           Investment Intent.  Such Investor is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time.  Such Investor is acquiring the Shares hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c)           Investor Status.  At the time such Investor was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.  Such Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares.  Such Investor acknowledges that an investment in the Shares is speculative and involves a high degree of risk.  Such Investor has completed and executed the U.S. Accredited Investor Certificate attached as Schedule II to this Agreement.

(d)           General Solicitation.  Such Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)           Access to Information.  Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)            Independent Investment Decision.  Such Investor has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.

(g)           Certain Trading Activities.  Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement.  Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed and further covenants and agrees that it will not enter into any Short Sales prior to the Outside Anti-Dilution Date.

(h)           Completion of Transaction.  Each of the Investors hereby confirms and acknowledges that: (i) such Investor is irrevocably bound under this Agreement to purchase the Shares at the Purchase Price; (ii) at the time of the Closing, such Investor shall have fully completed its investment decision in respect of the purchase of the Shares and transactions contemplated by this Agreement; (iii) other than the items set forth in Section 2.3(b), no conditions, facts or circumstances exist or are within such Investor’s control which such Investor can cause not to be satisfied with respect to such Investor's purchase of Shares or which prevent such Investor's investment decision or this transaction from being complete; and (iv) such Investor expects to be fully subject to market risk in respect of such Investor's purchase of the Shares from and after the Closing, including on the date when the Registration Statement is filed and becomes effective.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.
OTHER COVENANTS AND AGREEMENTS

4.1.           (a)          Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)           Certificates evidencing Shares (as defined in Section 4.1(c)) will contain the following legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Shares to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge.  No notice shall be required of such pledge.  At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer thereof including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders thereunder.  Except as otherwise provided in Section 4.1(c), any Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c)           Certificates evidencing Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including the Registration Statement) covering such Shares is then effective, or (ii) following a sale or transfer of such Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) while such Shares are eligible for sale by the selling Investor without volume restrictions under Rule 144.  The Company agrees that following the Effective Date or such other time as legends are no longer required to be set forth on certificates representing Shares under this Section 4.1(c), it will, no longer than three Trading Days following the delivery by an Investor to the Company or the Transfer Agent of a certificate representing such Shares containing a restrictive legend, deliver or instruct the Transfer Agent to deliver to such investor Shares which are free of all restrictive and other legends.

4.2.         Furnishing of Information.  As long as any Investor owns any Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company with the Commission after the date hereof pursuant to the Exchange Act.  As long as any Investor owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Shares under Rule 144.  The Company further covenants that it will take such further action as any holder of Shares may reasonably request, including but not limited to providing the Investor with a written statement confirming that the Company has complied with the reporting requirements set forth in Rule 144, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3.         Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market in a manner that would require shareholder approval of the sale of the securities to the Investors.

4.4.         Securities Laws Disclosure; Publicity.  By 9:30 a.m. (New York City time) on the Trading Day following the execution of this Agreement, and by 9:30 a.m. (New York City time) on the Trading Day following the Closing Date, the Company shall issue press releases disclosing the transactions contemplated hereby and the Closing.  On the Trading Day following the execution of this Agreement the Company will file a Report on Form 6-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on the Trading Day following the Closing Date the Company will file an additional Report on Form 6-K to disclose the Closing.  In addition, the Company will make such other filings and notices and comply with any other obligations in the manner and time required by the Commission and the Trading Market on which the Ordinary Shares are listed.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than a Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.5.         Limitation on Issuance of Future Priced Securities.  During the six months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.

4.6.         Non-Public Information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.7.         Listing of Shares.  The Company agrees that (i) to the extent not already included, it will include the Shares in its application to list the Ordinary Shares for trading on The NASDAQ Stock Market LLC, and will take such other action as is necessary or desirable to cause the Shares to be listed on The NASDAQ Stock Market LLC as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Ordinary Shares on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of all applicable Trading Markets.

4.8.         Use of Proceeds.  The Company will use the net proceeds from the sale of the Shares hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Ordinary Shares or any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Ordinary Shares at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares or other securities that entitle the holder to receive, directly or indirectly, Ordinary Shares.

4.9.         Form D. The Company will file a Form D with the Commission within 15 days of the Closing Date with respect to the Shares as required under Regulation D under the Securities Act, and will provide a copy thereof to the Investors.

4.10.       No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

4.11.       Anti-Dilution Adjustments.

(a)           In the event that prior to the Outside Anti-Dilution Date the Company shall complete one or more Subsequent Placements (as defined below) at an effective price per share less than the Purchase Price (such lower price, the “Anti-Dilution Adjustment” and such issuances collectively, a “Dilutive Issuance”), as adjusted hereunder (if the holder of the equity securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive Ordinary Shares at an effective price per share which is less than the Purchase Price, such issuance shall be deemed to have occurred for less than the Purchase Price on such date of the Dilutive Issuance), then the Purchase Price shall be deemed to be equal to the Anti-Dilution Adjustment and the Company shall issue to Investor without receipt of additional consideration from Investor an additional number of Ordinary Shares equal to (i) such number of shares determined by dividing the aggregate Purchase Price paid by Investor by the Anti-Dilution Adjustment, less (ii) the number of Shares previously issued to Investor.  Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 4.11 in respect of Exempt Issuances (as defined below).

(b)           Notwithstanding anything to the contrary in Section 4.11(a), if the Company has not obtained Shareholder Approval (as defined below), then the Company may not issue as a result of the adjustment of the Purchase Price in connection with a Dilutive Issuance a number of Ordinary Shares, which, when aggregated with any Ordinary Shares issued in the Offering pursuant to the Securities Purchase Agreement, would exceed 19.99% of the number of Ordinary Shares outstanding on the Trading Day immediately preceding the Closing Date (such number of shares, the “Issuable Maximum”).  If on any adjustment of the Purchase Price in connection with a Dilutive Issuance, the number of Ordinary Shares issuable to Investor would exceed the Issuable Maximum and the Company shall not have previously obtained the vote of shareholders to approve the issuance of Ordinary Shares in excess of the Issuable Maximum (the “Shareholder Approval”), then the Company shall issue to Investor such number of Ordinary Shares equal to such Investor’s proportion of the Issuable Maximum and, with respect to the remainder of the aggregate number of Ordinary Shares issuable upon the adjustment of the Purchase Price in connection with a Dilutive Issuance, the Company shall not be obligated to issue such remaining Ordinary Shares.

(c)           “Exempt Issuance” means (i) any equity securities issued or issuable pursuant to options, warrants or other rights issued or issuable to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to equity incentive plans or other employee benefit arrangements; (ii) any equity securities issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the Closing Date; (iii) any equity securities issued or issuable for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination; (iv) any equity securities issued or issuable in connection with any stock split, stock dividend or recapitalization by the Company; or (v) any equity securities issued or issuable pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution.  Any direct or indirect offer, sell, grant of any option to purchase, or other disposal of any of its equity securities is a “Subsequent Placement.”

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1.         Conditions Precedent to the Obligations of the Investors to Purchase Shares.  The obligation of each Investor to acquire Shares at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, any of which may be waived by such Investor (as to itself only):

(a)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)           Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)           No Injunction.  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any statute, rule, regulation, order of or by any governmental authority, shall have been enacted, promulgated or issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by the Transaction Documents;

(d)           Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(e)           No Suspensions of Trading in Ordinary Shares; Listing.  Trading in the Ordinary Shares shall not have been suspended by the Commission, any Trading Market or any governmental or regulatory body (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, the Ordinary Shares shall have been at all times since such date listed for trading on a Trading Market, and the Company shall not have received notice of any delisting or removal from trading on any Trading Market or that it is in violation of any rule, regulation or interpretation of any Trading Market that could lead to delisting or removal from trading;

(f)           Agreements.  The Company shall have delivered the Registration Rights Agreement, duly executed by the Company;

(g)           Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.3(a);

(h)           Permits.  The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents to be consummated on or prior to the Closing Date, all of which shall be in full force and effect;

(i)           Minimum Aggregate Purchase Price.  The aggregate Purchase Price for all Investors shall be at least $17,000,000 USD.

(j)           Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.6.

5.2.         Conditions Precedent to the Obligations of the Company to Sell Shares.  The obligation of the Company to sell and issue Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)           Performance.  Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c)           No Injunction.  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any statute, rule, regulation, order of or by any governmental authority, shall have been enacted, promulgated or issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by the Transaction Documents;

(d)           Investor Deliverables.  Each Investor shall have delivered its Purchase Price in accordance with Section 2.3(b) and the Registration Rights Agreement, duly executed by such Investor.  Each Investor shall have delivered a duly completed certificate in the form attached as Schedule II; and

(e)           Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.6.

ARTICLE 6.
MISCELLANEOUS

6.1.         Post-Closing Deliverable.  Within ten (10) Business Days after the filing of the Registration Statement, the Company shall deliver to the Transfer Agent the Transfer Agent Instructions.

6.2.         Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents; provided, however, that the Company shall, at Closing, reimburse the reasonable attorneys’ fees (in an amount not to exceed $30,000) of DLA Piper LLP, counsel to Zivar Investments Ltd.  The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares.

6.3.         Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4.         Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	China Gerui Advanced Materials Group Limited
No. 69 Huaibei Street
Longhai Middle Road
Zhengzhou 451191, China
Attn: Edward Meng, Chief Financial Officer

With a copy to:	Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, NW
Washington, D.C. 20037
Facsimile: (202) 663-8007
Attn.: Joseph R. Tiano, Jr., Esq.

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

With a copy to:	DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
Attn: Martin Nichols, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.5.         Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Shares purchased hereunder. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares.

6.6.         Termination.  This Agreement may be terminated prior to Closing:

(a)           by written agreement of the Investors and the Company;

(b)           by the Company if any of the conditions set forth in Section 5.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(c)           by an Investor (with respect to itself only) if any of the conditions set forth in Section 5.1 shall have become incapable of fulfillment, and shall not have been waived by such Investor; or

(d)           by either the Company or an Investor (with respect to itself only) upon written notice to the other parties, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date;

provided, however, that, except in the case of clause (a) above, the right to terminate this Agreement under this Section 6.6(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.6, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.7.         Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.8.         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Investors.”

6.9.         No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.10.       Governing Law and Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

6.11.       Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares, until the second anniversary of the date hereof.

6.12.       Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.13.       Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.14.       Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.15.       Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.  If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.16.       Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.17.       Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.18.       Limitation of Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

6.19.       Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CHINA GERUI ADVANCED MATERIALS GROUP LIMITED

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR INVESTORS FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INVESTORS:

[NAME OF INVESTOR]

By:
Name:
Title:

Purchase Price:

Number of Shares:

Tax ID No.:

ADDRESS FOR NOTICE

Address:

Attention:

Tel:

Fax:

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

2

[NAME OF INVESTOR]

By:
Name:
Title:

Purchase Price:

Number of Shares:

Tax ID No.:

ADDRESS FOR NOTICE

Address:

Attention:

Tel:

Fax:

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

[NAME OF INVESTOR]

By:
Name:
Title:

Purchase Price:

Number of Shares:

Tax ID No.:

ADDRESS FOR NOTICE

Address:

Attention:

Tel:

Fax:

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Exhibit A

Registration Rights Agreement

(See attached.)

Exhibit A

Exhibit B

Transfer Agent Instructions

(See attached.)

Exhibit B

Exhibit C

Legal Opinion of US Counsel

(See attached.)

Exhibit C

Exhibit D

Legal Opinion of BVI Counsel

(See attached.)

Exhibit D

Exhibit E

Legal Opinion of PRC Counsel

(See attached.)

Exhibit E